3.1

                            ARTICLES OF INCORPORATION

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                            ARTICLES OF INCORPORATION

of OPTIMUM COMPUTING, INC., a CORPORATION NOT FOR PROFIT formed under the Florida General Corporation Act.

Article 1:  Name of the Corporation:        OPTIMUM COMPUTING, INC.
            Address of the Corporation:     19026 N.W. 78th COURT
                                            MIAMI, FLORIDA  33015

Article 2:  DURATION:  Term of existence of the corporation is perpetual.

Article 3: PURPOSE: The Corporation may transfer any and all lawful business for which corporations may be incorporated under the Laws of the UNITED STATES and the STATE OF FLORIDA.

Article 4: CAPITAL STOCK: The maximum number of shares which the corporation has authorized is 10,000 common stock with NONE par value.

Article 5: REGISTERED OFFICE: The street address of the initial registered office of the corporation shall be: JOSE M. HERNANDEZ JR. 5055 N.W. 195th Terr. MIAMI, FL. 33055, and the name of the initial registered agent at such address is JOSE M. HERNANDEZ, JR.

                                         I do hereby accept the position of
                                         REGISTERED AGENT.


                                              /s/ Jose M. Hernandez, Jr.
                                             -----------------------------
                                             Signature of Registered Agent
                                                 JOSE M. HERNANDEZ JR.

Article 6:   The shareholders shall have Pre-Emptive Rights.

Article 7:   The board of directors are as follows:

             The name and address of the Initial Director: (All persons listed after the first are additional directors)

               RENE GOMEZ 19026 N.W. 78TH COURT MIAMI, FLORIDA 33015
               JOSE M. HERNANDEZ, JR. 5055 N.W. TERRACE MIAMI, FLORIDA 33055

Article 8:   The Name and address of the incorporator is:

               JOSE M. HERNANDEZ, JR. 5055 N.W. 195th TERRACE MIAMI,
               FLORIDA 33055


In witness whereof I have subscribed my name      /s/ Jose M. Hernandez, Jr.
                                               ---------------------------------
                                                   Signature of Incorporator
                                                     JOSE M. HERNANDEZ, JR.
State of Florida
County of Dade
Before me personally appeared JOSE M. HERNANDEZ, JR. Known by me to be the person described herein and said person acknowledged executing these articles.

In witness whereof, I hereunto set my hand and official seal on this Date May 30, 1990

Notary Public, State of Florida Essie Thompson My Commission expires: March 15, 1993.
                                    Signature